EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ARKANSAS BEST CORPORATION ANNOUNCES
1st QUARTER 2006 RESULTS
     (Fort Smith, Arkansas, April 24, 2006) — Arkansas Best Corporation (Nasdaq: ABFS) today announced first quarter 2006 net income of $6.1 million, or $0.24 per diluted common share, compared to first quarter 2005 net income of $10.5 million, or $0.41 per diluted common share. Excluding a previously disclosed after-tax settlement accounting charge of $5.1 million ($0.20 per diluted common share) related to distributions from Arkansas Best’s unfunded supplemental pension benefit plan, first quarter 2006 earnings per diluted common share were $0.44.
     Arkansas Best’s revenue during the first quarter of 2006 was $450.6 million, a per-day increase of 8.0% over the first quarter of 2005.
ABF Freight System, Inc.®
     ABF Freight System had first quarter 2006 revenue of $413.7 million, a per-day increase of 7.7% compared to first quarter 2005 revenue of $384.1 million. First quarter 2006 operating income at ABF was $8.4 million compared to $17.2 million during the first quarter of 2005. Excluding the settlement accounting charge, ABF’s operating income was $16.8 million. ABF’s first quarter 2006 operating ratio was 98.0% versus an operating ratio of 95.5% during the first quarter of 2005. Excluding the settlement accounting charge, ABF’s operating ratio was 95.9%.
     ABF’s total weight per day increased by 4.4% during the first quarter of 2006 versus the first quarter of 2005. “Although ABF’s tonnage increase in the first quarter was adequate, we are not satisfied with this result,” said Robert A. Davidson, Arkansas Best President and Chief Executive Officer. “First quarter tonnage comparisons between this year and last year are improved by the fact that the Easter holiday occurred in the first quarter of 2005 and occurred in the second quarter of 2006. When adjusted for the Easter effect, ABF’s total tonnage per day increased a little over 3%.”

     Through the first twenty days of April, average daily tonnage figures in ABF’s total business are about 1.5% above last year. “Adjusted for the Easter effect, April tonnage, to this point, is approximately 4% over the same period last year,” said Mr. Davidson.
     Total billed revenue per hundredweight was $23.83, an increase of 4.1% over last year’s first quarter figure of $22.90. Total billed revenue per hundredweight, excluding fuel surcharge, increased by 1.1%. During the first quarter of 2006, ABF continued to experience significant and positive freight profile changes that dampened the nominal revenue per hundredweight. For instance, ABF’s first quarter 2006 total weight per shipment increased by 3.4% versus the same period last year. First quarter 2006 total length of haul declined by 1.8% compared to the first quarter of 2005. Both higher weight per shipment and shorter length of haul reduce the revenue per hundredweight without a commensurate impact on effective pricing or shipment profitability.
     “Consistent with a trend seen during the last few years, ABF experienced higher growth in the segment of shipments moving 800 miles or less. This trend illustrates the significant opportunities for ABF as we refine our marketing and operations to further penetrate the faster-growing regional markets, which already account for over one-third of ABF’s tonnage,” said Mr. Davidson. “Our limited trial of new operating procedures in 13 Northeastern facilities has been successful but these additional next-day and same-day regional shipments do not yet have a material impact on ABF’s system results.”
     In the first quarter of 2006, ABF’s costs were adversely impacted by additional expense recognition associated with workers’ compensation claims related to ABF’s annual review of the development factors it uses to project the expected future cost of existing claims. Since 1999, ABF has used ten years of its claims history to calculate the appropriate claims development factors. However, this year’s review indicated ABF was experiencing claim development beyond ten years and that this development should be considered in the factors. As a result, Arkansas Best and its independent actuary concluded that thirteen years of claims history data was appropriate to use for calculating the claims development factors. This change caused ABF’s first quarter 2006 workers’ compensation costs to increase by $2.5 million and added 0.6% to ABF’s operating ratio.

     “Productivity statistics, as measured by total weight per labor hour, increased by 2.4% during this year’s first quarter. These productivity improvements were primarily the result of the increase in ABF’s total weight per shipment,” said Mr. Davidson. “The larger shipments require more labor, but the weight per hour is greater. As with ABF’s growing family of value-added specialty services that require more pickup, delivery and dock labor, the additional revenue results in improved profitability.”
Clipper
     Clipper’s first quarter 2006 revenue was $25.7 million, a 9.5% increase over first quarter 2005 revenue of $23.5 million. Clipper’s first quarter 2006 operating ratio was 98.0% compared to a 2005 first quarter operating ratio of 100.1%. Clipper’s first quarter 2006 operating income was approximately $506,000 compared to a first quarter 2005 operating loss of approximately $23,000.
     “Clipper had its best first quarter operating income and operating ratio since 1996. We are pleased with these results in the historically-challenging first quarter,” said Mr. Davidson. “Each of Clipper’s divisions experienced year-over-year quarterly revenue increases. For instance, revenue in Clipper’s temperature-controlled division increased by 20.1% during their off-season,” said Mr. Davidson. “This unusual revenue increase came from produce and non-produce products requiring temperature protection,” said Mr. Davidson. “We are pleased with Clipper’s strong first quarter performance.”
Stock-Based Compensation
     On April 17, 2006, Arkansas Best Corporation granted 192,500 shares of restricted stock under its 2005 Ownership Incentive Plan. Beginning in the first quarter of 2006, the Financial Accounting Standards Board requires that the fair value of stock options be expensed. Arkansas Best issued stock options through 2004 and is now required to expense the fair value of its unvested stock options over the remaining vesting period. Arkansas Best’s first quarter 2006 expense from stock options and restricted stock grants was $1.1 million or $0.03 per diluted common share, net of taxes. Arkansas Best had no expenses for stock options or restricted stock in the first quarter of 2005. For the full year of 2006, Arkansas Best estimates its expense from stock options and restricted stock grants to be approximately $4.3 million or $0.10 per diluted common share, net of taxes. In 2005, restricted stock expense was $842,467, or $0.02 per diluted common share, net of taxes.

Nonunion Pension and Supplemental Pension Benefits
     Arkansas Best’s nonunion pension expense will be $11.6 million for the full year 2006. This compares to full year 2005 pension expense of $10.0 million. Arkansas Best will use 7.9% as its 2006 investment return assumption and 5.5% as its discount rate assumption for 2006 plan liabilities. These rates compare to 8.3% for investment returns and a 5.5% discount rate for plan liabilities for 2005.
     Arkansas Best has an unfunded supplemental pension benefit plan for the purpose of providing supplemental retirement benefits to executive officers of the company. As previously disclosed, distributions of benefits to retiring officers and previously retired officers who deferred payments until 2006 were made in the first quarter of 2006 and will be made in the third quarter of 2006. Under FASB Statement No. 88, Arkansas Best is required to record a “pension accounting settlement” charge when cash payouts exceed annual service and interest costs of the related plan. As a result of this required settlement accounting, in the first quarter of 2006, Arkansas Best recorded a pre-tax charge of $8.4 million or $0.20 per diluted common share, net of taxes. For the third quarter of 2006, Arkansas Best anticipates recording another pre-tax charge of approximately $1.0 to $1.5 million or between $0.02 and $0.04 per diluted common share, net of taxes. Although Arkansas Best anticipates having future benefit distributions that could require settlement accounting charges, such future charges should be much less significant to Arkansas Best’s financial results than the 2006 amounts. Effective December 16, 2005, Arkansas Best’s supplemental pension benefit plan was closed to new participants, and new executive officers will participate in a three-year, performance-based plan.
Common Stock Purchase
     During the first quarter of 2006, Arkansas Best made open-market purchases, totaling 100,000 shares, of its common stock. The total purchase price for these transactions was $4.3 million. These common shares were added to the company’s treasury stock. Since January 2003, Arkansas Best has purchased a total of 943,150 shares totaling $29.3 million. Under a program announced in July 2005, Arkansas Best currently has authorization to purchase up to an additional $45.7 million of its common stock. Arkansas Best plans to continue making open-market purchases of its stock on an opportunistic basis.

Conference Call
     Arkansas Best Corporation will host a conference call with company executives to discuss the 2006 first quarter results. The call will be today, Monday, April 24, at 11:00 a.m. EDT (10:00 a.m. CDT). Interested parties are invited to listen by calling (877) 275-1257. Following the call, a recorded playback will be available through May 15. To listen to the playback, dial (800) 642-1687. The conference call ID for the playback is 7519513. The conference call and playback can also be accessed, through Monday, May 15, on Arkansas Best’s Web site at www.arkbest.com.
Company Description
     Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company with two primary operating subsidiaries. ABF Freight System, Inc., in continuous service since 1923, provides transportation of less-than-truckload (“LTL”) general commodities throughout North America. Clipper is an intermodal marketing company that provides domestic freight services utilizing rail and over-the-road transportation. For more information, please visit www.arkbest.com.
Forward-Looking Statements
     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this press release that are not based on historical facts are “forward-looking statements.” Terms such as “estimate,” “forecast,” “expect,” “predict,” “plan,” “anticipate,” “believe,” “intend,” “should,” “would,” “scheduled,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including, but not limited to, union relations; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best’s subsidiaries; actual future costs of operating expenses such as fuel and related taxes; self-insurance claims; union and nonunion employee wages and benefits; actual costs of continuing investments in technology; the timing and amount of capital expenditures; competitive initiatives and pricing pressures; general economic conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best’s Securities and Exchange Commission (“SEC”) public filings.

     The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended
	March 31
	2006	2005
	($ thousands, except share and per share data)

OPERATING REVENUES	$450,557	$417,278

OPERATING EXPENSES AND COSTS(1)	442,201	399,853

OPERATING INCOME(1)	8,356	17,425

OTHER INCOME (EXPENSE)
Short-term investment income	1,008	342
Interest expense and other related financing costs	(243)	(389)
Other, net	932	(54)

	1,697	(101)

INCOME BEFORE INCOME TAXES	10,053	17,324

FEDERAL AND STATE INCOME TAXES
Current	6,910	12,547
Deferred	(2,979)	(5,687)

	3,931	6,860

NET INCOME	$6,122	$10,464

Basic:
NET INCOME PER SHARE	$0.24	$0.41

AVERAGE COMMON SHARES OUTSTANDING (BASIC)	25,240,479	25,317,178

Diluted:
NET INCOME PER SHARE	$0.24	$0.41

AVERAGE COMMON SHARES OUTSTANDING (DILUTED)	25,635,491	25,806,761

CASH DIVIDENDS PAID PER COMMON SHARE	$0.15	$0.12

(1)	Includes an $8.4 million settlement accounting charge related to the Company’s Supplemental Benefit Plan distributions.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31	December 31
	2006	2005
	(Unaudited)	Note
	($ thousands, except share data)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,823	$5,767
Short-term investment securities	121,363	121,239
Accounts receivable, less allowances (2006 — $4,506; 2005 — $4,922)	150,262	160,549
Other accounts receivable, less allowances (2006 — $1,557; 2005 — $1,536)	9,885	9,619
Prepaid expenses	15,088	13,999
Deferred income taxes	39,284	34,859
Prepaid income taxes	2,577	3,346
Other	6,573	7,821

TOTAL CURRENT ASSETS	352,855	357,199

PROPERTY, PLANT AND EQUIPMENT
Land and structures	228,362	228,329
Revenue equipment	450,279	431,249
Service, office and other equipment	120,785	124,609
Leasehold improvements	16,871	15,774

	816,297	799,961
Less allowances for depreciation and amortization	414,081	406,202

	402,216	393,759

PREPAID PENSION COSTS	22,964	25,855

OTHER ASSETS	65,674	80,331

GOODWILL, less accumulated amortization (2006 and 2005 — $32,037)	63,915	63,916

	$907,624	$921,060

Note:	The balance sheet at December 31, 2005 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Certain prior year amounts have been reclassified to conform to the current year presentation.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS — continued

	March 31	December 31
	2006	2005
	(Unaudited)	Note
	($ thousands, except share data)

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$21,586	$19,472
Accounts payable	68,622	62,857
Income taxes payable	7,707	12,398
Accrued expenses	154,244	173,986
Current portion of long-term debt	281	317

TOTAL CURRENT LIABILITIES	252,440	269,030

LONG-TERM DEBT, less current portion	1,354	1,433

OTHER LIABILITIES	50,529	59,265

DEFERRED INCOME TAXES	41,338	37,251

FUTURE MINIMUM RENTAL COMMITMENTS, NET
(2006 — $43,623; 2005 — $45,156)	—	—

OTHER COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, authorized 70,000,000 shares; issued 2006: 26,270,917 shares; 2005: 26,281,801 shares	263	263
Additional paid-in capital	243,610	242,953
Retained earnings	349,372	347,051
Treasury stock, at cost, 2006: 1,002,932 shares; 2005: 902,932 shares	(30,229)	(25,955)
Unearned compensation — restricted stock	—	(5,103)
Accumulated other comprehensive loss	(1,053)	(5,128)

TOTAL STOCKHOLDERS’ EQUITY	561,963	554,081

	$907,624	$921,060

Note:	The balance sheet at December 31, 2005 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Certain prior year amounts have been reclassified to conform to the current year presentation.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended
	March 31
	2006	2005
	($ thousands)

OPERATING ACTIVITIES
Net income	$6,122	$10,464
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,197	14,576
Other amortization	53	73
Settlement accounting charge	8,438	—
Stock compensation expense	1,146	—
Provision for losses on accounts receivable	(35)	433
Provision for deferred income taxes	(2,979)	(5,687)
Fair value of interest rate swap	—	(873)
Gain on sales of assets and other	(193)	(116)
Excess tax benefits from stock-based compensation	(559)	—
Changes in operating assets and liabilities:
Receivables	5,358	1,855
Prepaid expenses	(1,089)	537
Other assets	17,773	908
Accounts payable, taxes payable, accrued expenses and other liabilities(1)	(27,540)	(657)

NET CASH PROVIDED BY OPERATING ACTIVITIES	22,692	21,513

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(21,037)	(12,049)
Proceeds from asset sales	3,599	565
Purchases of short-term investment securities	(101,549)	(69,501)
Proceeds from sales of short-term investment securities	101,425	37,400
Capitalization of internally developed software and other	(906)	(1,150)

NET CASH USED BY INVESTING ACTIVITIES	(18,468)	(44,735)

FINANCING ACTIVITIES
Payments on long-term debt	(115)	(58)
Net increase (decrease) in bank overdraft	2,114	(5,085)
Dividends paid on common stock	(3,801)	(3,038)
Purchase of treasury stock	(4,274)	(1,500)
Excess tax benefits from stock-based compensation	559	—
Proceeds from the exercise of stock options and other	3,349	2,112

NET CASH USED BY FINANCING ACTIVITIES	(2,168)	(7,569)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,056	(30,791)
Cash and cash equivalents at beginning of period	5,767	32,359

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$7,823	$1,568

(1)	Includes $21.5 million of payments to retiring and retired officers under the Company’s unfunded Supplemental Benefit Plan.

ARKANSAS BEST CORPORATION
RECONCILIATIONS OF GAAP EARNINGS, EARNINGS PER SHARE AND OPERATING INCOME (Unaudited)

	Three Months Ended
	March 31, 2006
		Diluted
Arkansas Best Corporation	Net	Earnings
	Income	Per Share
	($ thousands, except per share data)

Amounts on a GAAP basis	$6,122	$0.24
Less settlement accounting charge, after tax	(5,128)	(0.20)

Non-GAAP amounts disclosed	$11,250	$0.44

	Three Months Ended
	March 31, 2006
ABF Freight System, Inc.	Operating	Operating
	Income	Ratio
	($ thousands)

Amounts on a GAAP basis	$8,403	98.0%
Less settlement accounting charge, pre-tax	(8,438)	2.1

Non-GAAP amounts disclosed	$16,841	95.9%

Rolling Twelve Months
Ended
March 31, 2006
FINANCIAL STATISTICS

After-Tax Return on Capital Employed(1)	19.5%

(1)	(Net income + interest after tax) / (average total debt + average equity)

ARKANSAS BEST CORPORATION
FINANCIAL STATEMENT OPERATING SEGMENT DATA
AND OPERATING RATIOS (Unaudited)

	Three Months Ended
	March 31
	2006		2005
	($ thousands)
OPERATING REVENUES
ABF Freight System, Inc.(1)	$413,650		$384,069
Clipper	25,691		23,464
Other revenues and eliminations	11,216		9,745

Total consolidated operating revenues	$450,557		$417,278

OPERATING EXPENSES AND COSTS
ABF Freight System, Inc.(1)
Salaries, wages and benefits	$257,751	62.3%	$244,620	63.7%
Supplies and expenses	67,574	16.3	56,388	14.7
Operating taxes and licenses	11,366	2.7	10,562	2.8
Insurance	6,468	1.6	6,457	1.7
Communications and utilities	4,126	1.0	3,780	1.0
Depreciation and amortization	14,751	3.6	12,775	3.3
Rents and purchased transportation	34,390	8.3	31,485	8.2
Other	639	0.2	924	0.1
Settlement accounting charge	8,438	2.1	—	—
Gain on sale of property and equipment	(256)	(0.1)	(116)	—

	405,247	98.0%	366,875	95.5%

Clipper
Cost of services	22,934	89.3%	21,318	90.9%
Selling, administrative and general	2,251	8.7	2,169	9.2

	25,185	98.0%	23,487	100.1%

Other expenses and eliminations	11,769		9,491

Total consolidated operating expenses and costs	$442,201		$399,853

OPERATING INCOME (LOSS)

ABF Freight System, Inc.(1)	$8,403		$17,194
Clipper	506		(23)
Other income and eliminations	(553)		254

Total consolidated operating income	$8,356		$17,425

(1)	Includes U.S., Canadian, and Puerto Rican operations of ABF affiliates.

ABF FREIGHT SYSTEM, INC.
OPERATING STATISTICS
FOR THE THREE MONTHS ENDED MARCH 31, 2006

		Three Months Ended March 31
		2006	2005	% Change
Billed Revenue*/CWT	Total	$23.83	$22.90	4.1%
Billed Revenue*/CWT (w/o FSC)	Total	$21.11	$20.88	1.1%
Billed Revenue*/Shipment	Total	$300.14	$278.98	7.6%
Tonnage (tons)	Total	879,356	842,646	4.4%
Shipments	Total	1,396,079	1,383,144	0.9%
Workdays		64	64

*	Billed revenue does not include revenue deferral required for financial statement purposes under the Company’s revenue recognition policy.

Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.

Contact:	Ms. Judy R. McReynolds, Senior Vice President, Chief Financial Officer and Treasurer
Telephone: (479) 785-6281

Mr. David Humphrey, Director of Investor Relations
Telephone: (479) 785-6200
END OF RELEASE